As filed with the Securities and Exchange Commission on October 21, 2021
Registration No. 333-210315

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
________________________________

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933
________________________________

SIERRA WIRELESS, INC.
(Exact Name of Registrant as Specified in its Charter)

Canada	98-0163236
(Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

13811 Wireless Way, Richmond
British Columbia, Canada V6V 3A4
(604) 231-1100
(Address of Registrant's Principal Executive Offices)

Sierra Wireless, Inc. Amended and Restated 1997 Stock Option Plan
(Full Title of Plan)

C T Corporation System
28 Liberty Street
New York, New York 10005
(212) 894-8940
(Name, Address and Telephone Number of Agent for Service)
________________________________

Copy to:
Ryan Dzierniejko, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
222 Bay Street, Suite 1750
Toronto, ON M5K 1J5
(416) 777-4700
________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of "large accelerated filer," "accelerated filer", "smaller reporting company" and “emerging growth company” in Rule 12b−2 of the Exchange Act (Check one):

Large Accelerated Filer [X]	Accelerated Filer [ ]

Non-Accelerated Filer [ ]	Smaller Reporting Company [ ]

(Do not check if a smaller reporting company)	Emerging Growth Company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [ ]

EXPLANATORY NOTE

Sierra Wireless, Inc. (the "Registrant") is filing this Post-Effective Amendment No. 1 to remove from registration 704,635 common shares (the "Shares"), under the Securities Act of 1933, as amended (the "1933 Act"), which were registered and remain unsold under the Registrant's Registration Statement on Form S-8, filed with the Commission on March 21, 2016 (File No. 333-210315).

The Shares were issuable under the Registrant's Sierra Wireless, Inc. Amended and Restated 1997 Stock Option Plan. The Registrant has registered the updated number of common shares issuable to U.S. Plan participants under the 1933 Act under a Registration Statement on Form S-8, filed with the Commission on October 21, 2021 (File No. 333-260411).  Accordingly, the Registrant is filing this Post-Effective Amendment No. 1 to remove the unsold Shares from registration under the 1933 Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, British Columbia on October 21, 2021.

SIERRA WIRELESS, INC.

By:	/s/ Philip Brace
	Name:	Philip Brace
	Title:	Chief Executive Officer

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned certifies that it is the duly authorized United States representative of the registrant and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed by the undersigned, thereunto duly authorized, in the City of Richmond, British Columbia on October 21, 2021.

Sierra Wireless America, Inc.
(Authorized Representative in the United States)

By:	/s/ Samuel Cochrane
	Name:	Samuel Cochrane
	Title:	Chief Financial Officer